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Exhibit 8.1

Barristers & Solicitors

January 4, 2016

Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6

Dear Sirs and Mesdames:

Re:    Form F-3

        We have acted as special Canadian counsel to Canadian Solar Inc., a corporation continued under the Canada Business Corporations Act (the "Company"), in connection with the offering (the "Offering") of up to US$ 100 million common shares of the Company (the "Securities"), as described in the prospectus supplement dated January 4, 2016, relating to the offering of the Securities, which supplements the base prospectus (together with the prospectus supplement, the "Prospectus") contained in the Company's registration statement on Form F-3 (the "Registration Statement", which term does not include any exhibits thereto) filed by the Company under the United States Securities Act of 1933 (the "Act") with the United States Securities and Exchange Commission (the "Commission") on January 4, 2016.

        The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.

        Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the statements under the caption "Taxation—Principal Canadian Federal Income Tax Considerations" in the Prospectus, insofar as such statements purport to constitute summaries of Canadian federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We express no opinion with respect to the Company's status as a Canadian resident for federal income tax purposes.

        No opinion is expressed as to any matter not discussed herein.

        We are opining herein as to the federal income tax laws of Canada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any province or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any province.

        This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Income Tax Act (Canada), as amended, regulations promulgated thereunder and published interpretations thereof by the Canada Revenue Agency and the courts having jurisdiction over such matters. Our opinion is not binding upon the Canada Revenue Agency or the courts, and there can be no assurance that the Canada Revenue Agency will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.

        This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires common shares of the Company from you), without our prior written consent, which may be granted or withheld in our sole discretion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities," "Legal Matters" and "Taxation—Principal Canadian Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Yours truly,
/s/ WeirFoulds LLP
WeirFoulds LLP

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  Exhibit 8.1